Exhibit 99.(d)(3)

AMENDED AND RESTATED EXCESS EXPENSE AGREEMENT

Agreement as amended and restated as of April 18, 2008, between INVESCO POWERSHARES EXCHANGE-TRADED FUND TRUST, a Massachusetts business trust (the “Trust”) and INVESCO POWERSHARES CAPITAL MANAGEMENT LLC, formerly known as PowerShares Capital Management LLC (the “Adviser”), a Delaware limited liability company registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

WHEREAS, Invesco PowerShares Capital Management LLC is the investment adviser of the Trust;

WHEREAS, the Adviser agrees to waive fees and/or absorb certain expenses of the funds of the Trust listed in Schedule A (the “Funds”), each a portfolio of the Trust, in order to maintain expense ratios of the Funds at or below a predetermined level (the “Expense Caps”); and

WHEREAS, the Trust desires to induce the Adviser to waive fees and/or absorb expenses of the Funds to the extent necessary to maintain the expense ratios of the Funds at or below the Expense Caps.

NOW, THEREFORE, the parties hereto agree as follows:

1.             The Adviser agrees to waive the Advisory Fee and/or reimburse expenses for the Funds as follows:

(a) to the extent necessary to prevent the operating expenses of each of PowerShares Dynamic Market Portfolio and PowerShares Dynamic OTC Portfolio (excluding interest expenses, brokerage commissions and other trading expenses, taxes and extraordinary expenses) from exceeding the percentage of average daily net assets set forth in Schedule A, at least until the date set forth in Schedule A.

(b) to the extent necessary to prevent the operating expenses of each Fund other than the PowerShares Dynamic Market Portfolio and the PowerShares Dynamic OTC Portfolio (excluding interest expenses, licensing fees, offering costs, brokerage commissions and other trading expenses, taxes and extraordinary expenses) from exceeding the percentage of average daily net assets set forth in Schedule A, at least until the date set forth in Schedule A. Except as set forth below, the offering costs excluded from the Expense Caps are:  (a) legal fees pertaining to the Funds’ shares offered for sale; (b) SEC and state registration fees; and (c) initial fees paid to be listed on an exchange.

2.             Subject to the limitations specified below, each Fund other than the PowerShares Dynamic Market Portfolio and the PowerShares Dynamic OTC Portfolio shall reimburse the Adviser, without interest, for fees waived and/or expenses absorbed by the Adviser for the purpose of maintaining each Fund’s expense ratio at or below its Expense Cap (the “Reimbursement Payments”).

3.             The Adviser shall be entitled to Reimbursement Payments from a Fund on the earliest date that any such payments may be made without thereby causing the Fund to (i) exceed its Expense Cap then in effect, or (ii) if the Expense Cap is no longer in effect, exceed an expense ratio equal to the most recent applicable Expense Cap (the “Maximum Expense Level”), but shall have no right to any Reimbursement Payments from the Fund to the extent any such payment would result in the Fund exceeding its Expense Cap or Maximum Expense Level.

4.             The Funds’ obligations to make Reimbursement Payments with respect to any particular fees waived, and/or expenses absorbed, shall expire three years from the date the fee or expense would otherwise have been accrued by the Fund, and may be terminated by the Trust or the Adviser, without penalty, upon 60 days prior written notice.

5.             The Adviser shall, upon termination of the Agreement, have no claim against the Trust or the Funds for any unreimbursed amounts.

Dated: April 18, 2008

POWERSHARES EXCHANGE- TRADED FUND TRUST

By:	/S/ H. BRUCE BOND

INVESCO POWERSHARES CAPITAL MANAGEMENT LLC

By:	/S/ H. BRUCE BOND

SCHEDULE A

(as of April 18, 2008)

Portfolio	Expense Cap (%)	Date of Expiration of Expense Cap
PowerShares Dynamic Market Portfolio	0.60	8/30/09
PowerShares Dynamic OTC Portfolio	0.60	8/30/09
PowerShares Dynamic Large Cap Growth Portfolio	0.60	8/30/09
PowerShares Dynamic Large Cap Value Portfolio	0.60	8/30/09
PowerShares Dynamic Mid Cap Growth Portfolio	0.60	8/30/09
PowerShares Dynamic Mid Cap Value Portfolio	0.60	8/30/09
PowerShares Dynamic Small Cap Growth Portfolio	0.60	8/30/09
PowerShares Dynamic Small Cap Value Portfolio	0.60	8/30/09
PowerShares Zacks Micro Cap Portfolio	0.60	8/30/09
PowerShares Golden Dragon Halter USX China Portfolio	0.60	8/30/09
PowerShares WilderHill Clean Energy Portfolio	0.60	8/30/09
PowerShares High Yield Equity Dividend Achievers™ Portfolio	0.50	8/30/09
PowerShares Value Line Timeliness Select Portfolio	0.60	8/30/09
PowerShares Aerospace & Defense Portfolio	0.60	8/30/09
PowerShares Dynamic Biotechnology & Genome Portfolio	0.60	8/30/09
PowerShares Dynamic Leisure and Entertainment Portfolio	0.60	8/30/09
PowerShares Dynamic Food & Beverage Portfolio	0.60	8/30/09
PowerShares Dynamic Hardware & Consumer Electronics Portfolio	0.60	8/30/09
PowerShares Dynamic Media Portfolio	0.60	8/30/09
PowerShares Dynamic Networking Portfolio	0.60	8/30/09
PowerShares Dynamic Pharmaceuticals Portfolio	0.60	8/30/09
PowerShares Dynamic Semiconductors Portfolio	0.60	8/30/09
PowerShares Dynamic Software Portfolio	0.60	8/30/09
PowerShares Dynamic Telecommunications & Wireless Portfolio	0.60	8/30/09
PowerShares Dividend Achievers™ Portfolio	0.50	8/30/09
PowerShares International Dividend Achievers™ Portfolio	0.50	8/30/09
PowerShares High Growth Rate Dividend Achievers™ Portfolio	0.50	8/30/09
PowerShares Zacks Small Cap Portfolio	0.60	8/30/09
PowerShares Dynamic Building & Construction Portfolio	0.60	8/30/09
PowerShares Dynamic Energy Exploration & Production Portfolio	0.60	8/30/09
PowerShares Dynamic Insurance Portfolio	0.60	8/30/09
PowerShares Dynamic Oil & Gas Services Portfolio	0.60	8/30/09
PowerShares Dynamic Retail Portfolio	0.60	8/30/09
PowerShares Dynamic Utilities Portfolio	0.60	8/30/09
PowerShares Lux Nanotech Portfolio	0.60	8/30/09
PowerShares FTSE RAFI US 1000 Portfolio	0.60	8/30/09
PowerShares Water Resources Portfolio (formerly PowerShares Global Water Portfolio)	0.60	8/30/09
PowerShares FTSE RAFI US 1500 Small-Mid Portfolio	0.60	8/30/09
PowerShares FTSE RAFI Energy Sector Portfolio	0.60	8/30/09
PowerShares FTSE RAFI Basic Materials Sector Portfolio	0.60	8/30/09

PowerShares FTSE RAFI Industrials Sector Portfolio	0.60	8/30/09
PowerShares FTSE RAFI Consumer Goods Sector Portfolio	0.60	8/30/09
PowerShares FTSE RAFI Health Care Sector Portfolio	0.60	8/30/09
PowerShares FTSE RAFI Consumer Services Sector Portfolio	0.60	8/30/09
PowerShares FTSE RAFI Telecommunications & Technology Sector Portfolio	0.60	8/30/09
PowerShares FTSE RAFI Utilities Sector Portfolio	0.60	8/30/09
PowerShares FTSE RAFI Financials Sector Portfolio	0.60	8/30/09
PowerShares Dynamic MagniQuant Portfolio	0.60	8/30/09
PowerShares Dynamic Large Cap Portfolio	0.60	8/30/09
PowerShares Dynamic Mid Cap Portfolio	0.60	8/30/09
PowerShares Dynamic Small Cap Portfolio	0.60	8/30/09
PowerShares Dynamic Basic Materials Sector Portfolio	0.60	8/30/09
PowerShares Dynamic Consumer Discretionary Sector Portfolio	0.60	8/30/09
PowerShares Dynamic Consumer Staples Sector Portfolio	0.60	8/30/09
PowerShares Dynamic Energy Sector Portfolio	0.60	8/30/09
PowerShares Dynamic Financial Sector Portfolio	0.60	8/30/09
PowerShares Dynamic Industrials Sector Portfolio	0.60	8/30/09
PowerShares Dynamic Healthcare Sector Portfolio	0.60	8/30/09
PowerShares Dynamic Technology Sector Portfolio	0.60	8/30/09
PowerShares Dynamic Banking Sector Portfolio	0.60	8/30/09
PowerShares Dynamic Healthcare Services Sector Portfolio	0.60	8/30/09
PowerShares Dynamic Deep Value Portfolio	0.60	8/30/09
PowerShares Dynamic Aggressive Growth Portfolio	0.60	8/30/09
PowerShares Buyback Achievers™ Portfolio	0.60	8/30/09
PowerShares Cleantech™ Portfolio	0.60	8/30/09
PowerShares Financial Preferred Portfolio	0.60	8/30/09
PowerShares Listed Private Equity Portfolio	0.60	8/30/09
PowerShares DWA Technical Leaders™ Portfolio	0.60	8/30/09
PowerShares Value Line Industry Rotation Portfolio	0.60	8/30/09
PowerShares WilderHill Progressive Energy Portfolio	0.60	8/30/09